Exhibit 99.1

NEWS RELEASE





                    Comdisco Announces Fiscal Second Quarter
                                Financial Results


     Rosemont, IL- May 14, 2004:Comdisco Holding Company, Inc. (OTC: CDCO) today reported financial results for its fiscal second quarter ended March 31, 2004. Comdisco emerged from Chapter 11 on August 12, 2002. Under its Plan of Reorganization (the "Plan"), Comdisco's business purpose is limited to the orderly runoff or sale of its remaining assets.


     Operating Results: For the three months ended March 31, 2004, Comdisco Holding Company, Inc. reported net earnings of approximately $18 million, or $4.20 per common share (basic and diluted). The per share results for Comdisco Holding Company, Inc. are based on the 4.2 million shares of common stock outstanding as of March 31, 2004.

     For the six months ended March 31, 2004, total revenue decreased by 51 percent to $80 million and net cash provided by operating activities decreased by 83 percent to $125 million, compared to the six months ended March 31, 2003. The company expects its total revenue and net cash provided by operating activities to continue to decrease until the wind-down of its operations is complete.

     The company's total assets decreased by 23 percent to $287 million as of March 31, 2004 from $373 million as of September 30, 2003. The $287 million of total assets as of March 31, 2004 included over $206 million of cash. A portion of the cash balance was used to fund the aggregate dividend payment of $48.3 million or $11.50 per common share and the aggregate cash payment of $11.8 million or $.0781 per contingent distribution right ("CDR" OTC: CDCOR), both of which were paid on May 6, 2004. A significant portion of the remaining cash balance is being held by the company for the potential liability related to the CDRs. The outcome and timing of the resolution of the remaining disputed claims in the bankruptcy estate of Comdisco, Inc. will significantly impact the amount of the CDR liability and, therefore, the amount and timing of future dividends and CDR payments.

     As a result of bankruptcy restructuring transactions, adoption of fresh-start reporting and multiple asset sales, Comdisco Holding Company Inc.'s financial results are not comparable to those of its predecessor company, Comdisco, Inc. Please refer to the company's quarterly report on Form 10-Q filed on May 14, 2004 for complete financial statements and other important disclosures.

About Comdisco
     Comdisco emerged from chapter 11 bankruptcy proceedings on August 12, 2002. The purpose of reorganized Comdisco is to sell, collect or otherwise reduce to money in an orderly manner the remaining assets of the corporation. Pursuant to Comdisco's plan of reorganization and restrictions contained in its certificate of incorporation, Comdisco is specifically prohibited from engaging in any business activities inconsistent with its limited business purpose. Accordingly, within the next few years, it is anticipated that Comdisco will have reduced all of its assets to cash and made distributions of all available cash to holders of its common stock and contingent distribution rights in the manner and priorities set forth in the Plan. At that point, the company will cease operations and no further distributions will be made.

Safe Harbor
     The foregoing contains forward-looking statements regarding Comdisco. They reflect the company's current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied by such forward-looking statements. The company intends that such forward-looking statements be subject to the Safe Harbor created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words and phrases "expect," "estimate," and "anticipate" and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the company's SEC reports, including, but not limited to, the reports on Form 10-K for the fiscal year ended September 30, 2003, Form 10-Q for the fiscal quarter ended December 31, 2003, and Form 10-Q for the fiscal quarter ended March 31, 2004. Comdisco disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.


Contacts:
Comdisco:
Mary Moster
847-518-5147
mcmoster@comdisco.com